UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2015

DARA BioSciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 Six Forks Road, Suite 160, Raleigh, NC	27615
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (919) 872-5578

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On December 2, 2015, DARA BioSciences, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”).  There were 19,755,595 shares of common stock issued and outstanding and entitled to vote at the meeting as of October 16, 2015 (the record date for the Special Meeting) and there were 10,902,622 shares of common stock represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.  Each share of common stock was entitled to one vote for each of the following proposals.

A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on October 22, 2015 and first mailed to the Company’s stockholders on or about October 26, 2015, is set forth below:

Proposal 1:  Adoption of the Merger Agreement

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of June 3, 2015 (the “Merger Agreement”), by and among the Company, Midatech Pharma PLC (“Midatech”), Merlin Acquisition Sub, Inc., Duke Acquisition Sub, Inc., and Shareholder Representative Services, LLC, solely as representative of DARA’s stockholders, pursuant to which the Company will become a wholly owned subsidiary of Midatech.  The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

For	Against	Abstain
10,428,922	427,803	45,897

Proposal 2:  Approval, on an Advisory, Non-Binding Basis, of Compensation that May Be Paid or Become Payable in Connection with the Merger.

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable.  The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

For	Against	Abstain
9,140,200	1,489,875	272,547

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve Proposals 1 and 2.  As there were sufficient votes at the time of the Special Meeting to approve Proposals 1 and 2, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

The merger transactions contemplated in the Merger Agreement remain subject to customary closing conditions and are expected to close in the next week.

Item 8.01.              Other Events.

On December 2, 2015, the Company issued a press release announcing the results of the Special Meeting.  A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company regarding future events and are subject to significant risks and uncertainty.  Statements regarding the Company’s expected performance in the future are forward-looking statements.  Examples of forward-looking statements include, without limitation, statements about the closing date of the Merger Agreement and the satisfaction of conditions precedent to the closing of the Merger Agreement and the transactions contemplated thereby.  Investors and security holders are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.  It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of the Company’s stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.

The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K.  The Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Date: December 2, 2015	By:	/s/ Christopher G. Clement
Christopher G. Clement
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by DARA BioSciences, Inc. on December 2, 2015